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                                                                     EXHIBIT 5.1

                     MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP

February 13, 1998                                         Direct: (650) 849-4820
                                                                wnewell@mdbe.com

California Water Service Group
1720 North First Street
San Jose, California 95112

                       REGISTRATION STATEMENT ON FORM S-3

LADIES AND GENTLEMEN:

     We have acted as counsel for California Water Service Group, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 as amended (the "Registration Statement") filed by the Company under the Securities Act of 1933, relating to the registration of shares of Common Stock, no par value, of the Company.

     We are of the opinion that the foregoing securities have been duly authorized and, when sold pursuant to the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                  Very truly yours,

                                  McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP

                                  By          /s/ WILLIAM J. NEWELL
                                    --------------------------------------------
                                                A Member of the Firm